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                                   [NEF LOGO]

                             NEW ENGLAND FINANCIAL(TM)
                              A Metlife Affiliate

September, 2002

TO OWNERS OF NEW ENGLAND VARIABLE ANNUITY FUND I CONTRACTS:

A Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held on October 25, 2002. You are now being asked how shares of the Fund deemed attributable to your Contract should be voted at the Contractholders Meeting.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Contractholders Meeting. After reviewing this material, please follow the Telephone Voting Instructions or complete and execute the Proxy/Instruction Form and return it in the enclosed, postage-paid, self-addressed envelope. Your vote is important. Please give voting instructions as quickly as possible.

                              501 BOYLSTON STREET
                             BOSTON, MA 02116-3700
                                 T 617-578-2000


            New England Financial Life Insurance Company, Boston, MA

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